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                CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 7, 2002, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-45328 and 811-06554) of Alliance Americas Government Income Trust, Inc. (formerly, Alliance North American Government Income Trust, Inc.).


                             ERNST & YOUNG LLP


New York, New York
February 25, 2002



































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